Exhibit 10.1

INTEGRYS ENERGY GROUP, INC.

PENSION RESTORATION AND

SUPPLEMENTAL RETIREMENT PLAN

As Amended and Restated Effective April 1, 2008

INTEGRYS ENERGY GROUP, INC.

PENSION RESTORATION AND

SUPPLEMENTAL RETIREMENT PLAN

The Integrys Energy Group, Inc. Pension Restoration and Supplemental Retirement Plan (the “Plan”) was originally adopted effective January 1, 2001 as the WPS Resources Corporation Pension Restoration and Supplemental Retirement Plan.  The Plan name has been changed to reflect the change in the name of the plan sponsor from WPS Resources Corporation to Integrys Energy Group, Inc. (“Company”).   The Plan is intended to promote the best interests of the Company and its stockholders by attracting and retaining key management employees possessing a strong interest in the successful operation of the Company and its affiliates and by encouraging their continued loyalty, service and counsel to the Company and its affiliates.

The Plan is amended and restated effective April 1, 2008, as set forth herein.

ARTICLE I.  DEFINITIONS AND CONSTRUCTION

Section 1.01.  Definitions.  The following terms have the meanings indicated below unless the context in which the term is used clearly indicates otherwise:

(a)            Actuarial Equivalent or Actuarially Equivalent: A benefit of equivalent actuarial value, determined by assuming payment made or commencing on the Calculation Date and determined on the basis of the following interest and mortality assumptions:

(1)       Pension Restoration Benefit.

(A)
For purposes of converting from a single sum payment to a single life annuity without survivor benefits (“SLA”), or from a SLA to a single sum payment, the interest rate and mortality table specified under Part A or C of the Retirement Plan (whichever is applicable to the Participant) that is determined pursuant to Code Section 417(e)(3) and that is used under the Retirement Plan for purposes of converting a SLA into a single sum benefit amount or a single sum benefit amount into a SLA (the “417(e)(3) Rates”).

(B)	For purposes of converting from a SLA to a one hundred eighty (180) month period certain installment benefit, a seven percent (7%) interest rate and the 1983 Group Annuity Mortality Table (Unisex).

(C)	For purposes of converting from a SLA to a joint and fifty percent (50%) surviving Spouse annuity or to any optional form of annuity distribution that is available to the Participant, the interest, mortality or other factors that would be used for such purposes if the Pension Restoration Benefit were being paid under Part A or Part C of the Retirement Plan (whichever is applicable to the Participant.

(2)       Supplemental Retirement Benefit.

(A)	For purposes of calculating the offset under Section 4.03(a)(2)(B), the 417(e)(3) Rates.

(B)
For purposes of converting from the one hundred eighty (180) month period certain installment benefit to a single sum benefit, the interest rate component of the 417(e)(3) Rates, but with no mortality assumption or adjustment.

(C)
For purposes of converting from the one hundred eighty (180) month period certain installment benefit to an annuity benefit, or for purposes of the early commence reduction described in Section 6.02(a)(2)(B), a seven percent (7%) interest rate and the 1983 Group Annuity Mortality Table (Unisex).

(3)      Defined Contribution Restoration and SERP Benefit.

(A)	For purposes of converting from a single sum benefit to a SLA, the 417(e)(3) Rates.

(B)	For purposes of converting from a SLA to another form of annuity payment or to a one hundred eighty (180) month period certain installment benefit, a seven percent (7%) interest rate and the 1983 Group Annuity Mortality Table (Unisex).

(b)            Affiliate: For all purposes of the Plan other than Article VI, a corporation, trade or business that, with the Company, constitutes a controlled group of corporations or a group of trades or businesses under common control within the meaning of Code Section 414(b) and (c); provided that Code Section 414(b) and (c) shall be applied by substituting “at least fifty percent (50%)” for “at least eighty percent (80%)” each place it appears therein.

(c)            Applicable Account Balance: The Participant’s qualified and non-qualified plan balances, as of the Calculation Date applicable to the Participant, that are attributable to Employer Retirement Contributions and Special Defined Contribution Credits allocated to the Participant with respect to the 2013 – 2017 plan years, in all cases including any actual or deemed investment gains or losses on such contributions or credits.

(d)            Beneficiary: The person or entity designated by a Participant to be his or her beneficiary for purposes any death benefit that may become payable under Sections 3.06 or 4.07. If a Participant designates his or her Spouse as a beneficiary, such beneficiary designation (to the extent it relates to the Spouse) shall become null and void on the date the Human Resources Department of the Company obtains actual notice of the Participant’s divorce or legal separation from such Spouse.  If a valid designation of beneficiary is not in effect at the time of the Participant’s death, the estate of the Participant is deemed to be the sole beneficiary.  If a beneficiary dies while entitled to receive distributions, any remaining payments shall be paid to the contingent beneficiary designated by the Participant.  If payments have been made to a beneficiary or beneficiaries following the Participant’s death and all beneficiaries and contingent beneficiaries designated by the Participant die prior to receiving all of the benefits payable on behalf of the Participant, any remaining payments due in accordance with the terms of the Plan shall be paid to the estate of the beneficiary or contingent beneficiary who last received payments under the Plan.  If all beneficiaries and contingent beneficiaries designated by the Participant die prior to receiving any payments from the Plan, any benefits payable on behalf of the Participant shall be paid to the estate of the Participant.  Beneficiary designations shall be in writing, filed with the Committee, and in such form as the Committee may prescribe for this purpose.

(e)            Board: The Board of Directors of the Company.

(f)            Calculation Date: The first day of the month following the month in which occurs the Participant’s Separation from Service.

(g)            Code: The Internal Revenue Code of 1986, as interpreted by regulations and rulings issued pursuant thereto, all as amended and in effect from time to time. Any reference to a specific provision of the Code shall be deemed to include a reference to any successor provision thereto.

(h)            Committee: The Compensation Committee of the Board.

(i)            Company: Integrys Energy Group, Inc., or any successor corporation.

(j)            Credited Service: A Participant’s credited service for benefit accrual purposes that (1) with respect to periods prior to January 1, 2013, is recognized under the Retirement Plan for purposes of calculating the amount of the Participant’s benefit under that plan, and (2) with respect to periods after December 31, 2012 and before January 1, 2018, would have been recognized under the Retirement Plan if the Retirement Plan had continued to recognize benefit accrual service.  Employment after December 31, 2017 will not be recognized as Credited Service for purposes of this Plan.

(k)            Employee: A common law employee of the Company or an Affiliate who is a management or highly compensated employee, as those terms are defined for purposes of the “top-hat” rules of ERISA.

(l)            Employer Retirement Contributions: The non-elective contributions that are made by the Company or an Affiliate to a qualified defined contribution plan and that are not contingent upon the Participant having made contributions to such plan.

(m)            ERISA: The Employee Retirement Income Security Act of 1974, as interpreted by regulations and rulings issued pursuant thereto, all as amended and in effect from time to time. Any reference to a specific provision of ERISA shall be deemed to include a reference to any successor provision thereto.

(n)            Participant: An Employee who has been designated by the Committee as being eligible to participate in the Integrys Energy Group, Inc. Nonqualified Deferred Compensation Plan (or any successor plan thereto); provided that the Supplemental Retirement Benefit component of the Plan is limited to those Employees who were designated for participation for that component prior to April 1, 2008. Effective April 1, 2008, no additional Employees will become Participants in the Supplemental Retirement Benefit component of the Plan. An Employee who has been designated as being eligible to participate in the Plan shall commence participation in the Plan or applicable component of the Plan on the first day of the first month that commences at least sixty (60) days following the date of the Committee meeting at which the Employee is designated as being eligible to participate in the Plan, or such later date as the Committee may prescribe when designating the Employee for participation, provided that the Employee is still employed in an eligible employment position by the Company or an Affiliate on the date on which participation is scheduled to commence.

(o)            Payment Date: The last business day of the seventh month following the month in which the Participant’s Separation from Service occurs.  This is the date on which payment of a Participant’s vested benefit is made (if paid as a single sum) or commences (if paid in installments or as a monthly annuity).  All benefits are paid on the last business day of the month.

(p)            Pension Restoration Benefit: The benefit described in Article III.

(q)            Plan: The Integrys Energy Group, Inc. Pension Restoration and Supplemental Retirement Plan, as from time to time amended and in effect.

(r)            Regular Monthly Payment: A Participant’s normal monthly installment or annuity payment amount determined as of the Calculation Date in accordance with the terms of the Plan, without regard to the Retroactive Benefit Payment or interest on the Retroactive Benefit Payment.

(s)            Retirement Plan: Part A or C (whichever is applicable to the Participant) of the Wisconsin Public Service Corporation Retirement Plan, or any successor thereto.

(t)            Retroactive Benefit Payment: The sum of the Regular Monthly Payments that would have been made, if monthly benefit payments had commenced with a payment on the last day of the month in which occurs the Calculation Date, during the period beginning with the month in which occurs the Calculation Date and ending with the month preceding the month in which occurs the Payment Date.

(u)            Separation from Service: The date on which a Participant terminates employment from the Company and all Affiliates, provided that (1) such termination constitutes a separation from service for purposes of Code Section 409A, and (2) the facts and circumstances indicate that the Company (or the Affiliate) and the Participant reasonably believed that the Participant would perform no further services (either as an employee or as an independent contractor) for the Company (or the Affiliate) after the Participant’s termination date, or believed that the level of services the Participant would perform for the Company (or the Affiliate) after such date (either as an employee or as an independent contractor) would permanently decrease such that the Participant would be providing insignificant services to the Company or an Affiliate.  For this purposes, a Participant is deemed to provide insignificant services to the Company or an Affiliate, and thus to have incurred a bona fide Separation from Service, if the Participant provides services at an annual rate that is less than twenty percent (20%) of the services rendered by such individual, on average, during the immediately preceding thirty-six (36) months of employment (or his or her actual period of employment if less).  Notwithstanding the foregoing, if a Participant takes a leave of absence from the Company or an Affiliate for purposes of military leave, sick leave or other bona fide leave of absence, the Participant’s employment will be deemed to continue for the first six (6) months of the leave of absence, or if longer, for so long as the Participant’s right to reemployment is provided either by statute or by contract; provided that if the leave of absence is due to a medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than six (6) months, where such impairment causes the Employee to be unable to perform the duties of his or her position of employment or any substantially similar position of employment, the leave may be extended for up to twenty-nine (29) months without causing a Separation from Service.

(v)            Special Defined Contribution Credits: The defined contribution restoration and/or supplemental retirement credits made to a Participant’s account under a non-qualified deferred compensation plan with respect to the 2013-2017 plan years, that represent (1) amounts that would have been contributed as Employer Retirement Contributions on the Participant’s behalf to a qualified defined contribution plan were it not for the limitations of Code Section 401(a)(17) and 415, or (2) other supplemental retirement credits that are not contingent upon the Participant having deferred compensation under such plan.

(w)            Spouse: A person of the opposite sex to whom the Participant is legally married.

(x)            Supplemental Retirement Benefit: The benefit described in Article IV.

(y)            Trust: The Integrys Energy Group, Inc. Deferred Compensation Trust, which was formerly known as the WPS Resources Corporation Deferred Compensation Trust, or other funding vehicle which may from time to time be established, as amended and in effect from time to time.

Section 1.02.  Construction and Applicable Law.

(a)            Wherever any words are used in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are use in the singular or the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply. Titles of articles and sections are for general information only, and the Plan is not to be construed by reference to such items.

(b)            This Plan is intended to be a plan of deferred compensation maintained for a select group of management or highly compensated employees as that term is used in ERISA, and shall be interpreted so as to comply with the applicable requirements thereof. In all other respects, the Plan is to be construed and its validity determined according to the laws of the State of Illinois, without regard to the principle of conflict of laws, to the extent such laws are not preempted by federal law. Any action for benefits under the Plan or to enforce the terms of the Plan shall be heard in the State of Illinois by the court with jurisdiction over the claim. In case any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, but the Plan shall, to the extent possible, be construed and enforced as if the illegal or invalid provision had never been inserted.

ARTICLE II.  PAYMENT ELECTIONS

Section 2.01.  General Rules.

(a)            Participant Payment Elections.  A Participant’s vested benefits are distributed based upon the Participant’s payment election (or deemed payment election).

(b)            Coordinated Distribution of Pension Restoration Benefit, Supplemental Retirement Benefit and Certain Deferred Compensation Benefits.  With respect to any Participant who has been designated for participation in both the Pension Restoration Benefit and the Supplemental Retirement Benefit components of the Plan, the Participant makes a single benefit payment election (or deemed election) that governs the form and time of distribution of (1) the Pension Restoration Benefit, (2) the Supplemental Retirement Benefit, and (3) the portion of the Participant’s Applicable Account Balance that is attributable to Special Defined Contribution Credits.  The Participant is not able to make separate elections with respect to each of these benefits.

Section 2.02.  Participant Payment Election.

(a)            Payment Election as to Form of Payment.  Each Participant whose participation is limited to the Pension Restoration Benefit Component of the Plan shall make a payment election whether to receive his or her vested Pension Restoration Benefit either as (1) a single sum cash payment, or (2) an annuity distribution.  Each Participant who participates in both the Pension Restoration Benefit and the Supplemental Retirement Benefit components of the Plan shall make a single payment election whether to receive his or her vested benefits either as (1) a single sum cash payment, (2) a one hundred eighty (180) month period certain installment payment, or (3) an annuity distribution.  The Participant’s single payment election will govern the distribution of the Participant’s vested Pension Restoration Benefit, the Participant’s vested Supplemental Retirement Benefit, and if the Participant has received Special Defined Contribution Credits, the portion of the Participant’s vested Applicable Account Balance that is attributable to Special Defined Contribution Credits.

(b)            Annuity Distribution.  A Participant who has elected (or is deemed to have elected) the annuity payment option is not required to elect the specific form of annuity at the time of making the payment election, so long as the available forms of annuity distribution are actuarially equivalent for purposes of Code Section 409A.  If the available forms of annuity distribution are actuarially equivalent for purposes of Code Section 409A, the Participant may choose the specific form of monthly annuity at any time prior to the Calculation Date, in accordance with rules prescribed by the Committee.  Additional rules regarding annuity benefit distribution are set forth in Sections 3.05 and 4.06.

(c)            Date of Payment Election.  In the case of an Employee who becomes a Participant prior to January 1, 2009, the payment election must be made on or before December 31, 2008. The election on file (or deemed to be on file) at December 31, 2008 will be the Participant’s payment election.  In the case of an Employee who becomes a Participant after December 31, 2008, the payment election must be made during the period commencing on the date on which the Employee is designated for participation in the Plan and ending on the date on which the Employee becomes a Participant, or within such other period as is permitted by the Committee in accordance with Code Section 409A.  All payment elections must be made in such form and in accordance with such rules prescribed by the Committee or its delegate.

(d)            Default Payment Election.  If a Participant fails to make such a payment election within the prescribed period, the Participant will be deemed to have elected to receive a single sum  distribution; provided that in the case of a Participant who participates in both the Pension Restoration Benefit and the Supplemental Retirement Benefit components of the Plan, the Participant’s benefit election on file at December 31, 2008, even if originally made only with respect to the Pension Restoration Benefit, shall be deemed to be the Participant’s payment election both with respect to the Pension Restoration Benefit and the Supplemental Retirement Benefit (and if the Participant has received Special Defined Contribution Credits, the portion of the Participant’s vested Applicable Account Balance that is attributable to Special Defined Contribution Credits).

(e)            Irrevocability of Payment Election.  A Participant’s payment election (or deemed payment election) is irrevocable.

ARTICLE III.  PENSION RESTORATION BENEFIT

Section 3.01.  Eligibility.

An Employee is eligible for the Pension Restoration Benefit if:

(a)            The Committee has designated the Employee for participation in the Pension Restoration Benefit component of the Plan and the Employee, in accordance with Section 1.01(n), has become a Participant in the Pension Restoration Benefit component of the Plan; and

(b)            The Participant is covered under and has a vested entitlement to a retirement benefit from the Retirement Plan.

Section 3.02.  Pension Restoration Benefit Formula.

The Pension Restoration Benefit accrued by an eligible Participant is determined as of the Calculation Date and, when expressed in the form of a life annuity without survivor benefits commencing with a payment for the month in which occurs the Calculation Date, is equal to the difference between (a) and (b) below:

(a)            The monthly retirement benefit that would be payable to the Participant under the Retirement Plan if the benefit were determined by applying all of the terms and conditions of the Retirement Plan, except for the following modifications or assumptions:

(1)            The benefit is paid in the form of a life annuity without survivor benefits, regardless of the form of benefit actually elected by the Participant under the Retirement Plan;

(2)            The benefit is paid commencing with a payment for the month in which occurs the Calculation Date, regardless of the Participant’s actual date of benefit commencement under the Retirement Plan and regardless of the Payment Date applicable to the Participant under this Plan;

(3)            The benefit is calculated as if base salary and annual bonus (but not long-term bonus) amounts deferred by the Participant under the Integrys Energy Group, Inc. Deferred Compensation Plan had been paid to the Participant as current compensation in the year of the deferral;

(4)            The benefit is calculated as if the compensation limitation of Section 401(a)(17) of the Code and the maximum benefit limitation of Section 415 of the Code did not apply.

(b)            The monthly retirement benefit that would be payable to the Participant under the Retirement Plan if the benefit were determined in accordance with the modifications or assumptions described in Section 3.02(a)(1) and (2) above, but otherwise applying all of the terms and conditions of the Retirement Plan. For this purpose, the Participant’s benefit under the Retirement Plan shall be determined by attributing to the Participant any portion of the Retirement Plan benefit that is assigned to an alternate payee pursuant to a domestic relations order.

Section 3.03.  Distribution of Single Sum Benefits.

If the Participant’s Pension Restoration Benefit is payable in a single sum, distribution will be made in accordance with the following rules:

(a)            Time of Payment.  The single sum payment will be calculated as of the Calculation Date but paid on the Payment Date.

(b)            Amount of Single Sum Benefit.  The single sum cash payment shall be equal to the sum of (1) an amount that, as of the Calculation Date, is Actuarially Equivalent to the Participant’s Pension Restoration Benefit as calculated under Section 3.02 above.  For a married Participant, the single sum benefit does not include the value of any surviving Spouse benefit that would be paid if the Participant had instead elected an annuity benefit, i.e., the single sum benefit is Actuarially Equivalent to the single life annuity with no survivor benefits.  The payment to be made on the Payment Date will equal the sum of (1) the single sum amount determined, as of the Calculation Date, in accordance with the preceding sentence, and (2) interest on the single sum amount from the last day of the month in which occurs the Calculation Date through the Payment Date. Interest under clause (2) above, for the period through the last day of the month in which occurs the six (6) month anniversary of the Participant’s Separation from Service, shall be determined at the 417(e)(3) Rate (first segment rate) in effect under the Retirement Plan for the calendar year in which occurs the Calculation Date.

(c)            Death Prior to Payment Date.  This Section 3.03 applies only if the Participant is alive on the Payment Date.  If the Participant dies prior to the Payment Date, the benefits (if any) payable following the Participant’s death shall be determined in accordance with Section 3.06.

Section 3.04.  Distribution of 180 Month Period Certain Installment Benefit.

If the Participant’s Pension Restoration Benefit is payable as a one hundred eighty (180) month period certain installment benefit (in accordance with Section 2.02, only certain Participants are eligible for this form of payment), distribution will be made in accordance with the following rules:

(a)            Time of Payment.  The one hundred eighty (180) month period certain installment benefit will be calculated as of the Calculation Date but paid beginning on the Payment Date.

(b)            Amount of Each Installment.  The amount of each monthly installment shall be determined by converting the Participant’s Pension Restoration Benefit as calculated under Section 3.02 above into an Actuarially Equivalent one hundred eighty (180) month period certain installment benefit.  For a married Participant, the one hundred eighty (180) month period certain installment benefit does not include the value of any surviving Spouse benefit that would be paid if the Participant had instead elected an annuity benefit, i.e., the one hundred eighty (180) month period certain installment benefit is Actuarially Equivalent to the single life annuity with no survivor benefits.  The payment made on the Payment Date will include (1) the Regular Monthly Payment for the month in which occurs the Payment Date, (2) the Retroactive Benefit Payment, and (3) interest on each monthly installment that constitutes part of the Retroactive Benefit

Payment for the period from the date on which such installment would have been paid had monthly payments commenced with a payment on the last day of the month that includes the Calculation Date through the Payment Date.  Following the payment on the Payment Date, payments to the eligible Participant in an amount equal to the Regular Monthly Payment shall continue until a total of one hundred eighty (180) monthly payments have been made; provided that for purposes of determining whether a total of one hundred eighty (180) monthly payments have been made, the payment made on the Payment Date will be treated as consisting of seven (7) payments.  Interest under clause (3) above, for the period through the last day of the month in which occurs the six (6) month anniversary of the Participant’s Separation from Service, shall be determined at the 417(e)(3) Rate  (first segment rate) in effect under  the Retirement Plan for the calendar year in which occurs the Calculation Date.  For example, if the Participant incurs a Separation from Service on December 31, 2009, the Calculation Date is January 1, 2010, the first payment would have been made on January 31, 2010 if payment had commenced with a payment for the month that includes the Calculation Date, and the Payment Date will be July 31, 2010.  Interest on each monthly installment that constitutes part of the Retroactive Benefit Payment for the period from the date on which the monthly installment otherwise would have been paid through the Payment Date will be credited at the 2010 417(e)(3) Rate (first segment rate) in effect under the Retirement Plan.

(c)            Death Prior to Payment Date.  This Section 3.04 applies only if the Participant is alive on the Payment Date.  If the Participant dies prior to the Payment Date, the benefits (if any) payable following the Participant’s death shall be determined in accordance with Section 3.06.

Section 3.05.  Distribution of Annuity Benefits.

If the Participant’s Pension Restoration Benefit is payable as an annuity, distribution will be made in accordance with the following rules:

(a)            Normal Form of Distribution.  If the Participant has elected (or is deemed to have elected) an annuity form of distribution, then payment for an unmarried Participant will be made in accordance with subsection (a)(1) below, and payment for a married Participant, unless the

Participant has validly elected payment in an alternate form of annuity payment in accordance with subsection (b) below, will be made in accordance with subsection (a)(2) below:

(1)            Unmarried Participant.  If the Participant is not married on the Calculation Date, distribution will be in the form of a monthly single life annuity in the amount determined under Section 3.02.  Monthly payments will commence on the Payment Date applicable to the Participant and will continue until and including a payment for the month in which occurs the Participant’s death.

(2)            Married Participant.  If the Participant is married on the Calculation Date, distribution will be in the form of a joint and fifty percent (50%) survivor annuity with the Participant’s Spouse as of the Calculation Date as the sole contingent annuitant.  Monthly payments under the joint and fifty percent (50%) survivor annuity will commence on the Payment Date applicable to the Participant and will continue until and including a payment for the month in which occurs the Participant’s death.  If the Participant predeceases the Spouse to whom he or she was married on the Calculation Date, fifty percent (50%) of the Regular Monthly Payment Amount applicable to the Participant during his or her lifetime shall continue during the remaining lifetime of such Spouse.  The Regular Monthly Payment Amount payable to the Participant during his or her lifetime will be the amount determined under Section 3.02 reduced, in order to reflect the cost of the survivor benefit, in the same manner as the benefit would be reduced under Part A or Part C of the Retirement Plan (whichever is applicable to the Participant) if the benefit were being paid under the Retirement Plan.

(b)            Alternate Forms of Annuity Distribution.  In lieu of the normal form of payment applicable under subsection (a) above, a Participant who participates in Part A of the Retirement Plan, who is married on the Calculation Date, and who has in effect an election of the annuity payment method, may elect, in accordance with such conditions as may be established by the Committee, to receive payment in an alternate form of annuity that would be available to the Participant under Part A of the Retirement Plan if the Pension Restoration Benefit were being paid under Part A of the Retirement Plan rather than under this Plan.  In lieu of the normal form of payment applicable under subsection (a) above, a Participant who participates in Part C of the Retirement Plan and who has in effect an election of the annuity payment method, may elect, in accordance with such conditions as may be established by the Committee, to receive payment in an alternate form of annuity that would be available to the Participant under Part C of the Retirement Plan if the Pension Restoration Benefit were being paid under Part C of the Retirement Plan rather than under this Plan. The alternate form of annuity distribution shall be calculated by converting the monthly benefit amount determined under Section 3.02 into a payment in such alternate annuity form, with the conversion accomplished by using the adjustment factors that would be used under the Retirement Plan for purposes of converting from the normal form of benefit to an alternate form of annuity if the Pension Restoration Benefit were being paid under Part A of Part C of the Retirement Plan, whichever is applicable to the Participant.  If the Participant elects payment in an alternate form of annuity that provides surviving Spouse benefits following the Participant’s death, the surviving Spouse benefits will be paid to the Spouse to whom the Participant is married on the Calculation Date.  The Participant’s election of an alternate form of annuity must be made prior to the Calculation Date, and becomes irrevocable on the Calculation Date; provided that if the Participant is covered under Part A of the Retirement Plan and is not married on the Calculation Date, any prior election of payment in an alternate form of annuity shall be null and void.

(c)            Regular Monthly Payments and the Retroactive Benefit Payment. The payment made on the Payment Date will include (1) the Regular Monthly Payment for the month in which occurs the Payment Date, (2) the Retroactive Benefit Payment, and (3) interest on each monthly installment that constitutes part of the Retroactive Benefit Payment for the period from the date on which such installment would have been paid had monthly payments commenced with a payment on the last day of the month that includes the Calculation Date through the Payment Date.  Each subsequent monthly payment to the Participant will be an amount equal to the Regular Monthly Payment.  Interest under clause (3) above, for the period through the last day of the month in which occurs the six (6) month anniversary of the Participant’s Separation from Service, shall be determined at the 417(e)(3) Rate (first segment rate) in effect under the Retirement Plan for the calendar year in which occurs the Calculation Date.

(d)            Death Prior to Payment Date.  This Section 3.05 applies only if the Participant is alive on the Payment Date.  If the Participant dies prior to the Payment Date, the benefits (if any) payable following the Participant’s death shall be determined in accordance with Section 3.06.

Section 3.06.  Death Benefits.

The form and time of benefit distribution is irrevocably established at the earlier to occur of (1) the Payment Date (which, in accordance with Section 1.409A-3(b) of the Income Tax Regulations, is an objectively determinable and nondiscretionary date that is based upon the Participant’s Separation from Service and that is fixed at the time of the Participant’s Separation from Service), and (2) the date of the Participant’s death.

(a)            Death Prior to Payment Date.  If a Participant who is eligible for a Pension Restoration Benefit dies prior to the Payment Date (including a Participant who is eligible for a Pension Restoration Benefit who dies during employment), the Participant’s Beneficiary will receive a single sum payment equal to the single sum payment to which the Participant would have been entitled to as of the Calculation Date if the Participant had in effect a single sum payment election under Article II (regardless of the election actually made by the Participant), together with interest, at the 417(e)(3) Rate (first segment rate) from the last day of the month in which occurs the Calculation Date through the last day of the month preceding the month in which payment to the Beneficiary is made.

(b)            Death on or After the Payment Date.

(1)            Death After Commencement of Installment Payments.  If the Participant’s benefit is being distributed as a one hundred eighty (180) month period certain installment benefit and the Participant dies on or after the Payment Date, i.e., on or after the date on which installment distributions to the Participant have begun, but prior to the date on which one hundred eighty (180) payments have been made, monthly installment distributions to the Beneficiary (at the same time as payments to the Participant would have been made) shall continue until the total number of monthly installments paid to the Beneficiary, when aggregated with the number of monthly installments paid to the Participant prior to his or her death, equals one hundred eighty (180).

(2)            Death After Commencement of Annuity Payments.  If the Participant’s benefit is being distributed as an annuity and the Participant dies on or after the Payment Date, i.e., on or after the date on which payment of Plan benefits has actually begun, the only benefits payable following the Participant’s death shall be those (if any) payable under the form of annuity distribution in which the Participant’s benefit was being paid.  Thus, for example, if the Participant was receiving payments in the form of a single life annuity, no further benefits are payable following the Participant’s death.  Similarly, if the Participant was receiving benefits in the form of a joint and fifty percent (50%) surviving Spouse annuity, the only benefits payable following the Participant’s death shall be those payable pursuant to the fifty percent (50%) survivor feature of the annuity benefit, to the Spouse (if still living) to whom the Participant was married on the Calculation Date.  There is no guarantee that the total amount of benefits received by the Participant (and if applicable, the Participant’s surviving Spouse) under an annuity form of distribution will be at least equal to the amount that would have been paid to the Participant if the Participant had elected distribution in a single sum or in installments.

ARTICLE IV.  SUPPLEMENTAL RETIREMENT BENEFIT

Section 4.01.  Eligibility.  Except as provided in Section 6.02(c), an Employee is eligible for the Supplemental Retirement Benefit if:

(a)            The Committee, prior to April 1, 2008, has designated the Employee for participation in the Supplemental Retirement Benefit component of the Plan, and the Employee, in accordance with Section 1.01(n), has become a Participant in the Supplemental Retirement Benefit component of the Plan; and

(b)            Except as provided in Section 4.07 with respect to a Participant whose Separation from Service is caused by the Participant’s death, the Participant’s Separation from Service occurs after the Participant has attained fifty-five (55) years of age and after the Participant has completed at least ten (10) years of Credited Service.

Section 4.02.  Final Average Earnings.

(a)            For purposes of calculating a Participant’s Supplemental Retirement Benefit, “Final Average Earnings” means one thirty-sixth (1/36th) of the base salary and annual (but not long-term) bonus, determined prior to reduction for contributions made at the Participant’s election to a plan or arrangement under Section 125 or 401(k) of the Code and prior to reduction for elective deferral contributions under the Integrys Energy Group, Inc. Deferred Compensation Plan, paid to the Participant by the Company or a participating Affiliate during whichever of the following periods produces the higher average:

(1)            The month during which occurs the Participant’s Separation from Service and the immediately preceding thirty-five (35) months; or

(2)            the three calendar years preceding the calendar year in which occurs the Participant’s Separation from Service.

(b)            Notwithstanding subsection (a), the Committee, in its sole discretion, may adjust a Participant’s Final Average Earnings if the Committee determines that such action is necessary or desirable in order to effectuate the intent of this Plan, including, without limitation, an adjustment to exclude one or more annual bonus payments from the calculation of the Participant’s Final Average Earnings where application of the foregoing definition would result in the Participant receiving credit for more than three annual bonus awards in the calculation of Final Average Earnings as a result of differences in the timing of payments of such awards.

(c)            Notwithstanding subsections (a) and (b), for any Participant who continues to be employed by the Company or a participating Affiliate on and after December 31, 2017, the Participant’s Final Average Earnings will be determined as of December 31, 2017 as if the Participant had incurred a Separation from Service on that date.  Salary, bonus or other compensation paid to the Participant after December 31, 2017 will not be recognized.

Section 4.03.  Supplemental Retirement Benefit Formula.

(a)            Participants With 15 or More Years of Credited Service.  The Supplemental Retirement Benefit for a Participant who satisfies the eligibility requirements of Section 4.01 and who has fifteen (15) or more years of Credited Service as of the date of Separation from Service is determined as of the Calculation Date and, when expressed in the form of a one hundred eighty (180) month period certain installment benefit, is equal to the difference between (1) and (2) below:

(1)            Sixty percent (60%) of the Participant’s Final Average Earnings, minus

(2)            The sum of (A) and (B):

(A)	The monthly aggregate annuity benefit (not including any temporary Pension Supplement) that the Participant is or would be entitled to receive under the Retirement Plan and the Pension

Restoration Benefit component of this Plan if such benefits were paid, commencing with a payment for the month in which occurs the Calculation Date, in the form of a single life annuity without survivor benefits, i.e., the Participant’s actual benefit election, and the form in which and time at which those benefits under those plans are actually payable, shall be disregarded.  For purposes of this paragraph (A), the monthly aggregate annuity benefit that the Participant is or would be entitled to receive under the Retirement Plan and the Pension Benefit Restoration component of this Plan shall be determined by attributing to the Participant any portion of the benefit that is assigned to an alternate payee pursuant to a domestic relations order; and

(B)
The monthly annuity benefit that could be purchased if the Participant’s Applicable Account Balance is converted into an Actuarially Equivalent single life annuity, without survivor benefits, commencing with a payment for the month in which occurs the Calculation Date.  For purposes of this paragraph (B), the monthly annuity benefit that could be purchased with the Participant’s Applicable Account Balance shall be determined by attributing to the Participant any portion of the Applicable Account Balance that is assigned to an alternate payee pursuant to a domestic relations order.

(b)            Participants With 10 But Less Than 15 Years of Credited Service.  The Supplemental Retirement Benefit of a Participant who satisfies the eligibility requirements of Section 4.01 and who has at least ten (10) but less than fifteen (15) years of Credited Service shall be determined in accordance with subsection (a) above, with the exception that the benefit percentage used in subsection (a)(1) above shall be reduced from sixty percent (60%) to the percentage determined in accordance with the following schedule:

Full Years of Credited Service	Applicable Benefit Percentage
14 13 12 11 10	56% 52% 48% 44% 40%

(c)            Reduction for Early Commencement.  If the Calculation Date applicable to the Participant’s Supplemental Retirement Benefit is prior to the Participant’s attainment of age sixty-two (62), the monthly benefit as calculated under this Section 4.03 shall be reduced by one quarter of one percent (0.25%) for each month by which the Calculation Date precedes the month in which the Participant will attain sixty-two (62) years of age.

Section 4.04.  Distribution of Single Sum Benefits.

If the Participant’s Supplemental Retirement Benefit is payable in a single sum, distribution will be made in accordance with the following rules:

(a)            Time of Payment.  The single sum payment will be calculated as of the Calculation Date but paid on the Payment Date.

(b)            Amount of Single Sum Benefit.  The single sum cash payment shall be equal to the sum of (1) an amount that, as of the Calculation Date, is Actuarially Equivalent to the Participant’s one hundred eighty (180) month period certain installment Supplemental Retirement Benefit as calculated under Section 4.03 above.  The payment to be made on the Payment Date will equal the sum of (1) the single sum amount determined, as of the Calculation Date, in accordance with the preceding sentence, and (2) interest on the single sum amount from the last day of the month in which occurs the Calculation Date through the Payment Date. Interest under clause (2) above, for the period through the last day of the month in which occurs the six (6) month anniversary of the Participant’s Separation from Service, shall be determined at the 417(e)(3) Rate (first segment rate) in effect under the Retirement Plan for the calendar year in which occurs the Calculation Date.

(c)            Death Prior to Payment Date.  This Section 4.04 applies only if the Participant is alive on the Payment Date.  If the Participant dies prior to the Payment Date, the benefits (if any) payable following the Participant’s death shall be determined in accordance with Section 4.07.

Section 4.05.  Distribution of 180 Month Period Certain Installment Benefit.

If the Participant’s Supplemental Retirement Benefit is payable as a one hundred eighty (180) month period certain installment benefit, distribution will be made in accordance with the following rules:

(a)            Time of Payment.  The one hundred eighty (180) month period certain installment benefit will be calculated as of the Calculation Date but paid beginning on the Payment Date.

(b)            Amount of Each Installment.  The amount of each monthly installment shall be the amount determined under Section 4.03 above.  The payment made on the Payment Date will include (1) the Regular Monthly Payment for the month in which occurs the Payment Date, (2) the Retroactive Benefit Payment, and (3) interest on each monthly installment that constitutes part of the Retroactive Benefit Payment for the period from the date on which such installment would have been paid had monthly payments commenced with a payment on the last day of the month that includes the Calculation Date through the Payment Date.  Following the payment on the Payment Date, payments to the eligible Participant in an amount equal to the Regular Monthly Payment shall continue until a total of one hundred eighty (180) monthly payments have been made; provided that for purposes of determining whether a total of one hundred eighty (180) monthly payments have been made, the payment made on the Payment Date will be treated as consisting of seven (7) payments.  Interest under clause (3) above, for the period through the last day of the month in which occurs the six (6) month anniversary of the Participant’s Separation from Service, shall be determined at the 417(e)(3) Rate (first segment rate) in effect under the Retirement Plan for the calendar year in which occurs the Calculation Date.

(c)            Death Prior to Payment Date.  This Section 4.05 applies only if the Participant is alive on the Payment Date.  If the Participant dies prior to the Payment Date, the benefits (if any) payable following the Participant’s death shall be determined in accordance with Section 4.07.

Section 4.06.  Distribution of Annuity Benefits.

If the Participant’s Supplemental Retirement Benefit is payable as an annuity, distribution will be made in accordance with the following rules:

(a)            Calculation of Monthly Annuity Amount.  The amount of the monthly annuity benefit is determined, as of the Calculation Date, by converting the one hundred eighty (180) month period certain installment benefit under Section 4.03 into an Actuarially Equivalent annuity benefit in the form of annuity applicable to the Participant (the same form of annuity in which the Participant’s Pension Restoration Benefit will be distributed).  If the Participant is married and receiving payment in the form of a joint and survivor annuity, the Supplemental Retirement Plan survivor benefit is not actuarially subsidized, even though the Participant may receive an actuarial subsidy with respect to the Pension Restoration Benefit survivor benefit.

(b)            Regular Monthly Payments and the Retroactive Benefit Payment. The payment made on the Payment Date will include (1) the Regular Monthly Payment for the month in which occurs the Payment Date, (2) the Retroactive Benefit Payment, and (3) interest on each monthly installment that constitutes part of the Retroactive Benefit Payment for the period from the date on which such installment would have been paid had monthly payments commenced with a payment on the last day of the month that includes the Calculation Date through the Payment Date.  Each subsequent monthly payment to the Participant will be an amount equal to the Regular Monthly Payment.  Interest under clause (3) above, for the period through the last day of the month in which occurs the six (6) month anniversary of the Participant’s Separation from Service, shall be determined at the 417(e)(3) Rate (first segment rate) in effect under  the Retirement Plan for the calendar year in which occurs the Calculation Date.

(c)            Death Prior to Payment Date.  This Section 4.06 applies only if the Participant is alive on the Payment Date.  If the Participant dies prior to the Payment Date, the benefits (if any) payable following the Participant’s death shall be determined in accordance with Section 4.07.

Section 4.07.  Death Benefits.

The form and time of benefit distribution is irrevocably established at the earlier to occur of (1) the Payment Date (which, in accordance with Section 1.409A-3(b) of the Income Tax Regulations, is an objectively determinable and nondiscretionary date that is based upon the Participant’s Separation from Service and that is fixed at the time of the Participant’s Separation from Service), and (2) the date of the Participant’s death.

(a)            Death Prior to Payment Date.  If a Participant who has been designated for participation in the Supplemental Retirement Benefit component of the Plan dies prior to the Payment Date (including a Participant who dies during employment) but after having completed ten (10) or more years of Credited Service, the Participant’s Beneficiary will receive a single sum payment equal to the single sum payment to which the Participant would have been entitled to as of the Calculation Date if the Participant had in effect a single sum payment election under Article II (regardless of the election actually made by the Participant), together with interest, at the 417(e)(3) Rate (first segment rate), from the last day of the month in which occurs the Calculation Date through the last day of the month preceding the month in which payment to the Beneficiary is made.  If a Participant who has been designated for participation in the Supplemental Retirement Benefit component of the Plan dies prior to the Payment Date (including a Participant who dies during employment) and prior to completing ten (10) or more years of Credited Service, no benefit is payable.

(b)            Death on or After the Payment Date.

(1)            Death After Commencement of Installment Payments.  If the Participant’s benefit is being distributed as a one hundred eighty (180) month period certain installment benefit and the Participant dies on or after the Payment Date, i.e., on or after the date on which installment distributions to the Participant have begun, but prior to the date on which one hundred eighty (180) payments have been made, monthly installment distributions to the Beneficiary (at the same time as payments to the Participant would have been made) shall continue until the total number of monthly installments paid to the Beneficiary, when aggregated with the number of monthly installments paid to the Participant prior to his or her death, equals one hundred eighty (180).

(2)            Death After Commencement of Annuity Payments.  If the Participant’s benefit is being distributed as an annuity and the Participant dies on or after the Payment Date, i.e., on or after the date on which payment of Plan benefits has actually begun, the only benefits payable following the Participant’s death shall be those (if any) payable under the form of annuity distribution in which the Participant’s benefit was being paid.  Thus, for example, if the Participant was receiving payments in the form of a single life annuity, no further benefits are payable following the Participant’s death.  Similarly, if the Participant was receiving benefits in the form of a joint and fifty percent (50%) surviving Spouse annuity, the only benefits payable following the Participant’s death shall be those payable pursuant to the fifty percent (50%) survivor feature of the annuity benefit, to the Spouse (if still living) to whom the Participant was married on the Calculation Date.  There is no guarantee that the total amount of benefits received by the Participant (and if applicable, the Participant’s surviving Spouse) under an annuity form of distribution will be at least equal to the amount that would have been paid to the Participant if the Participant had elected distribution in a single sum or installments.

ARTICLE V.  SPECIAL DEFINED CONTRIBUTION CREDITS

Section 5.01.  Distribution In Accordance With This Plan.

If a Participant has a vested benefit attributable to Special Defined Contribution Credits, that benefit will be distributed in accordance with the terms of this Plan and the Participant’s payment election (or deemed payment election) under this Plan, even though the Special Defined Contribution Credits are, for record-keeping purposes, credited under the Integrys Energy Group, Inc. Deferred Compensation Plan.

Section 5.02.  Distribution of Single Sum Benefits.

If the Participant’s vested account balance that is attributable to Special Defined Contribution Credits is payable in a single sum, distribution will be made in accordance with the following rules:

(a)            Time of Payment.  The single sum payment will be calculated as of the Calculation Date but paid on the Payment Date.

(b)            Amount of Single Sum Benefit.  The single sum cash payment shall be equal to the Participant’s vested account balance under the Integrys Energy Group, Inc. Deferred Compensation Plan that is attributable to Special Defined Contribution Credits.

(c)            Death Prior to Payment Date.  This Section 5.02 applies only if the Participant is alive on the Payment Date.  If the Participant dies prior to the Payment Date, the benefits (if any) payable following the Participant’s death shall be determined in accordance with Section 5.05.

Section 5.03.  Distribution of 180 Month Period Certain Installment Benefit.

If the Participant’s vested account balance that is attributable to Special Defined Contribution Credits is payable as a one hundred eighty (180) month period certain installment benefit, distribution will be made in accordance with the following rules:

(a)            Time of Payment.  The one hundred eighty (180) month period certain installment benefit will be calculated as of the Calculation Date but paid beginning on the Payment Date.

(b)            Amount of Each Installment.  The amount of the monthly annuity benefit is determined, as of the Calculation Date, by converting the Participant’s vested account balance, as of the Calculation Date, under the Integrys Energy Group, Inc. Deferred Compensation Plan that is attributable to Special Defined Contribution Credits, into an Actuarially Equivalent one hundred eighty (180) month period certain installment benefit.  The actuarial conversion shall be accomplished by first converting the Participant’s vested account balance into a single life annuity without survivor benefits, and then converting the single life annuity into a one hundred eighty (180) month period certain installment benefit.  The payment made on the Payment Date will include (1) the Regular Monthly Payment for the month in which occurs the Payment Date, (2) the Retroactive Benefit Payment, and (3) interest on each monthly installment that constitutes part of the Retroactive Benefit Payment for the period from the date on which such installment would have been paid had monthly payments commenced with a payment on the last day of the month that includes the Calculation Date through the Payment Date.  Following the payment on the Payment Date, payments to the eligible Participant in an amount equal to the Regular Monthly Payment shall continue until a total of one hundred eighty (180) monthly payments have been made; provided that for purposes of determining whether a total of one hundred eighty (180) monthly payments have been made, the payment made on the Payment Date will be treated as consisting of seven (7) payments.  Interest under clause (3) above, for the period through the last day of the month in which occurs the six (6) month anniversary of the Participant’s Separation from Service, shall be determined at the 417(e)(3) Rate (first segment rate) in effect under the Retirement Plan for the calendar year in which occurs the Calculation Date.

(c)            Death Prior to Payment Date.  This Section 5.03 applies only if the Participant is alive on the Payment Date.  If the Participant dies prior to the Payment Date, the benefits (if any) payable following the Participant’s death shall be determined in accordance with Section 5.05.

Section 5.04.  Distribution of Annuity Benefits.

If the Participant’s vested account balance that is attributable to Special Defined Contribution Credits is payable as an annuity, distribution will be made in accordance with the following rules:

(a)            Calculation of Monthly Annuity Amount.  The amount of the monthly annuity benefit is determined, as of the Calculation Date, by converting the Participant’s vested account balance, as of the Calculation Date, under the Integrys Energy Group, Inc. Deferred Compensation Plan that is attributable to Special Defined Contribution Credits into an Actuarially Equivalent annuity benefit in the form of annuity applicable to the Participant (the same form of annuity in which the Participant’s Pension Restoration Benefit will be distributed).  The actuarial conversion shall be accomplished by first converting the Participant’s vested account balance into a single life annuity without survivor benefits, and then, if the Participant’s benefit is being paid in a form of annuity other than a single life annuity without survivor benefits, converting the single life annuity into such other form of annuity in which the Participant’s benefit will be paid.  If the Participant is married and receiving payment in the form of a joint and survivor annuity, the Supplemental Retirement Plan survivor benefit is not actuarially subsidized, even though the Participant may receive an actuarial subsidy with respect to the Pension Restoration Benefit survivor benefit.

(b)            Regular Monthly Payments and the Retroactive Benefit Payment. The payment made on the Payment Date will include (1) the Regular Monthly Payment for the month in which occurs the Payment Date, (2) the Retroactive Benefit Payment, and (3) interest on each monthly installment that constitutes part of the Retroactive Benefit Payment for the period from the date on which such installment would have been paid had monthly payments commenced with a payment on the last day of the month that includes the Calculation Date through the Payment Date.  Each subsequent monthly payment to the Participant will be an amount equal to the Regular Monthly Payment.  Interest under clause (3) above, for the period through the last day of the month in which occurs the six (6) month anniversary of the Participant’s Separation from

Service, shall be determined at the 417(e)(3) Rate (first segment rate) in effect under the Retirement Plan for the calendar year in which occurs the Calculation Date.

(c)            Death Prior to Payment Date.  This Section 5.04 applies only if the Participant is alive on the Payment Date.  If the Participant dies prior to the Payment Date, the benefits (if any) payable following the Participant’s death shall be determined in accordance with Section 5.05.

Section 5.05.  Death Benefits.

The form and time of benefit distribution is irrevocably established at the earlier to occur of (1) the Payment Date (which, in accordance with Section 1.409A-3(b) of the Income Tax Regulations, is an objectively determinable and nondiscretionary date that is based upon the Participant’s Separation from Service and that is fixed at the time of the Participant’s Separation from Service), and (2) the date of the Participant’s death.

(a)            Death Prior to Payment Date.  If a Participant who has a vested benefit attributable to Special Defined Contribution Credits dies prior to the Payment Date (including a Participant who is eligible for such benefits and who dies during employment), the Participant’s Beneficiary will receive a single sum payment equal to the single sum payment to which the Participant would have been entitled to if the Participant had in effect a single sum payment election under Article II (regardless of the election actually made by the Participant).

(b)            Death on or After the Payment Date.

(1)            Death After Commencement of Installment Payments.  If the Participant’s benefit is being distributed as a one hundred eighty (180) month period certain installment benefit and the Participant dies on or after the Payment Date, i.e., on or after the date on which installment distributions to the Participant have begun, but prior to the date on which one hundred eighty (180) payments have been made, monthly installment distributions to the Beneficiary (at the same time as payments to the Participant would have been made) shall continue until the total number of monthly installments paid to the Beneficiary, when aggregated with the number of monthly installments paid to the Participant prior to his or her death, equals one hundred eighty (180).

(2)            Death After Commencement of Annuity Payments.  If the Participant’s benefit is being distributed as an annuity and the Participant dies on or after the Payment Date, i.e., on or after the date on which payment of Plan benefits has actually begun, the only benefits payable following the Participant’s death shall be those (if any) payable under the form of annuity distribution in which the Participant’s benefit was being paid.  Thus, for example, if the Participant was receiving payments in the form of a single life annuity, no further benefits are payable following the Participant’s death.  Similarly, if the Participant was receiving benefits in the form of a joint and fifty percent (50%) surviving Spouse annuity, the only benefits payable following the Participant’s death shall be those payable pursuant to the fifty percent (50%) survivor feature of the annuity benefit, to the Spouse (if still living) to whom the Participant was married on the Calculation Date.  There is no guarantee that the total amount of benefits received by the Participant (and if applicable, the Participant’s surviving Spouse) under an annuity form of distribution will be at least equal to the amount that would have been paid to the Participant if the Participant had elected distribution in a single sum or in installments.

ARTICLE VI.  SPECIAL RULES APPLICABLE IN THE EVENT OF A CHANGE IN CONTROL OF THE COMPANY

Section 6.01.  Definitions.  For purposes of this Article VI, the following terms shall have the following respective meanings:

(a)            The “Act” means the Securities Exchange Act of 1934, as amended.

(b)            An “Affiliate” of, or a person “affiliated” with, a specified person is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified and the term “Associate” used to indicate a relationship with any person, means (1) any corporation or organization (other than the registrant or a majority-owned subsidiary of the registrant) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (3) any relative or Spouse of such person, or any relative of such Spouse, who has the same home as such person or who is a director or officer of the registrant or any of its parents or subsidiaries.

(c)            A person shall be deemed to be the “Beneficial Owner” of any securities:

(1)            which such Person or any of such Person’s Affiliates or Associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement, or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, (A) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or (B) securities assumable upon exercise of Rights pursuant to the terms of the Company’s Rights Agreement with American Stock Transfer & Trust Company, originally dated as of December 12, 1996 between the Company and Firstar Trust Company, and amended on October 9, 2002, as the same may be further amended from time to time (or any successor to such Rights Agreement).

(2)            which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Act, including pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security under this subparagraph (2) as a result of an agreement, arrangement or understanding to vote such security if the agreement, arrangement or understanding:  (A) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Act and (B) is not also then reportable on a Schedule 13D under the Act (or any comparable or successor report); or

(3)            which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in Section 6.01(c)(2) above) or disposing of any voting securities of the Company.

(d)            A “Change in Control of the Company” shall be deemed to have occurred if:

(1)            any Person (other than any employee benefit plan of the Company or of any subsidiary of the Company, any Person organized, appointed or established pursuant to the terms of any such benefit plan or any trustee, administrator or fiduciary of such a plan) is or becomes the Beneficial Owner of securities of the Company representing at least 30% of the combined voting power of the Company’s then outstanding securities;

(2)            one-half or more of the members of the Board are not Continuing Directors;

(3)            there shall be consummated any merger, consolidation, or reorganization of the Company with any other corporation as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity are owned by the former shareholders of the Company other than a shareholder who is an Affiliate or Associate of any party to such consolidation or merger;

(4)            there shall be consummated any merger of the Company or share exchange involving the Company in which the Company is not the continuing or surviving corporation other than a merger of the Company in which each of the holders of the Company’s Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger;

(5)            there shall be consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the

Company to a Person which is not a wholly owned subsidiary of the Company; or

(6)            the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company.

(e)            “Continuing Directors” means (1) any member of the Board of Directors of the Company who was a member of such Board on May 18, 2007, (2) any successor of a Continuing Director who is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on such Board, and (3) additional directors elected by a majority of the Continuing Directors then on such Board.

(f)            “Person” means any individual, firm, partnership, corporation or other entity, including any successor (by merger or otherwise) of such entity, or a group of any of the foregoing acting in concert; provided that in the case of a merger, consolidation or reorganization of the Company with any other corporation or a share exchange involving the Company, the shareholder of the other corporation that is a party to the merger, consolidation, reorganization or share exchange shall not be considered to be acting in concert for purposes of applying subsection (d)(1).

Section 6.02.  Special Provisions Following Change in Control.

Upon and following the occurrence of a Change in Control of the Company, the provisions of this Section 6.02 shall be operative, notwithstanding any provision of the Plan to the contrary.

(a)            A Participant who (1) has been designated as being eligible to participate in the Supplemental Retirement Benefit component of the Plan, but (2) terminates employment from the Company and its Affiliates prior to becoming eligible for a Supplemental Retirement Benefit under Article IV, shall nevertheless be entitled to a Supplemental Retirement Benefit if (1) the Participant has a vested benefit entitlement under the Retirement Plan, (2) the Participant has completed five (5) or more years of Credited Service as of the date of his or her Separation from

Service, and (3) the Participant’s Separation from Service occurs within three (3) years following the date of the Change in Control of the Company.

(1)            If the Participant has attained age fifty-five (55) as of the date of his or her Separation from Service, the benefit shall be calculated and paid as described in Articles II and IV, with the exception that with respect to any Participant who has completed at least five (5) but fewer than ten (10) years of Credited Service, the applicable benefit percentage for purposes of Section 4.03(a)(1) shall be determined in accordance with the schedule set forth in subparagraph (3) below.

(2)            If the Participant has not attained age fifty-five (55) as of the date of his or her Separation from Service, the benefit shall be calculated and paid as described in Articles II and IV, with the exception that:

(A)
With respect to any Participant who has completed at least five (5) but fewer than ten (10) years of Credited Service, the applicable benefit percentage for purposes of Section 4.03(a)(1) shall be determined in accordance with the schedule set forth in subparagraph (3) below;

(B)
In addition to the early commencement reduction specified in Section 4.03(c) that applies between the ages of fifty-five (55) and sixty-two (62), the benefit calculated under Section 4.03 shall be further reduced to an Actuarially Equivalent amount to reflect benefit commencement prior to the Participant’s attainment of age fifty-five (55).  This is the benefit amount if the benefit is paid in the form of a one hundred eighty (180) month period certain installment benefit; and

(C)
If the benefit is paid other than as a one hundred eighty (180) month period certain installment benefit, the benefit shall be further adjusted to convert the one hundred eighty (180) month period certain installment benefit into an Actuarial Equivalent benefit is the form of distribution applicable to the Participant under Article II.

(3)            If the Participant has completed at least five (5) but less than ten (10) years of Credited Service as of the date of his or her termination of employment, the applicable benefit percentage for purposes of Section 4.03(a)(1) shall be determined in accordance with the following schedule:
Full Years of Credited Service	Applicable Benefit Percentage
9 8 7 6 5	36% 32% 28% 24% 20%
(4)            For purposes of applying Section 4.07, the reference to “ten (10) years of Credited Service” shall be replaced with the phrase “five (5) years of Credited Service” each place it appears.

(b)            The Board may at any time amend the Plan consistent with Section 6.05 to modify the terms and conditions applicable to (or otherwise eliminate) benefits that would otherwise accrue on or after the Amendment Date.

(c)            Prior to the occurrence of a Change in Control, the Board may exercise its authority under Section 7.05 to amend or terminate the Plan. This may include, without limitation, the passage of a resolution that terminates the Plan, regardless of whether such resolution is adopted in anticipation of a Change in Control. On or after the date on which a Change in Control, any amendment to the Plan or action to terminate the Plan that is not described in subsection (b) above shall be effective only with the written consent of the Participant (or in the case of a deceased Participant, the Participant’s Beneficiary).

(d)            The term “Amendment Date” means the date on which an amendment to the Plan is validly adopted or the date on which the amendment is or purports to be effective, whichever is later.

Section 6.03.  Maximum Payment Limitation.

(a)            Except as provided in subsection (b) below, if any portion of the payments or benefits described in this Plan or under any other agreement with or plan of the Company (in the aggregate, “Total Payments”), would constitute an “excess parachute payment”, then the Total Payments to be made to the Participant shall be reduced such that the value of the aggregate Total Payments that the Participant is entitled to receive shall be one dollar ($1) less than the maximum amount which the Participant may receive without becoming subject to the tax imposed by Section 4999 of the Code (or any successor provision) or which the Company may pay without loss of deduction under Section 280G(a) of the Code (or any successor provision).  The terms “excess parachute payment” and “parachute payment” shall have the meanings assigned to them in Section 280G of the Code (or any successor provision), and such “parachute payments” shall be valued as provided therein.  Present value shall be calculated in accordance with Section 280G(d)(4) of the Code (or any successor provision).  Within forty (40) days following delivery of notice by the Company to the Participant of its belief that there is a payment or benefit due the Participant which will result in an excess parachute payment as defined in Section 280G of the Code (or any successor provision), the Participant and the Company, at the Company’s expense, shall obtain the opinion (which need not be unqualified) of nationally recognized tax counsel selected by the Company’s independent auditors and acceptable to the Participant (which may be regular outside counsel to the Company), which opinion sets forth (A) the amount of the Base Period Income, (B) the amount and present value of Total Payments and (C) the amount and present value of any excess parachute payments determined without regard to the limitations of this Section.  As used in this Section, the term “Base Period Income” means an amount equal to the Participant’s “annualized includible compensation for the base period” as defined in Section 280G(d)(1) of the Code (or any successor provision).  For purposes of such opinion, the value of any noncash benefits or any deferred payment or benefit shall be determined by the Company’s independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code (or any successor provisions), which determination shall be evidenced in a certificate of such auditors addressed to the Company and the Participant.  Such opinion shall be addressed to the Company and the  Participant and shall be binding upon the Company and the Participant.  If such opinion determines that there would be an excess parachute payment, the payments hereunder that are includible in Total Payments or any other payment or benefit determined by such counsel to be includible in Total Payments shall be reduced or eliminated as specified by the Participant in writing delivered to the Company within thirty days of his or her receipt of such opinion or, if the Participant fails to so notify the Company, then as the Company shall reasonably determine, so that under the basis of calculations set forth in such opinion there will be no excess parachute payment.  If such legal counsel so requests in connection with the opinion required by this Section, the Participant and the Company shall obtain, at the Company’s expense, and the legal counsel may rely on in providing the opinion, the advice of a firm of recognized executive compensation consultants as to the reasonableness of any item of compensation to be received by the Participant.  If the provisions of Sections 280G and 4999 of the Code (or any successor provisions) are repealed without succession, then this Section shall be of no further force or effect.

(b)            The provisions of subsection (a) above shall not apply to a Participant whose employment is governed by an employment contract that provides for Total Payments in excess of the limitation described in subsection (a) above.

Section 6.04.  Resolution of Disputes.

If, after a Change in Control, (1) a dispute arises with respect to the enforcement of the Participant’s rights under the Plan, or (2) any legal proceeding shall be brought to enforce or interpret any provision contained in the Plan or to recover damages for breach of the Plan, in either case so long as the Participant is not acting in bad faith or otherwise pursuing a course of action that a reasonable person would determine to be frivolous, the Participant shall recover from the Company any reasonable attorneys’ fees and necessary costs and disbursements incurred as a result of such dispute or legal proceeding (“Expenses”), and prejudgment interest on any money judgment obtained by the Participant calculated at the rate of interest announced by US Bank Milwaukee, Milwaukee, Wisconsin (or any successor thereto), from time to time as its prime or base lending rate from the date that payments to the Participant should have been made under this Plan.  Within ten (10) days after the Participant’s written request therefore and reasonable substantiation that such expenses have been incurred (but in no event later than the end of the calendar year following the calendar year in which such Expense is incurred), the Company shall pay to the Participant, or such other person or entity as the Participant may designate in writing to the Company, the Participant’s Expenses.  The reimbursement shall be made even though a final disposition or conclusion of the dispute or legal proceeding has not been entered.  In the case of a deceased Participant, this Section shall apply with respect to the Participant’s Beneficiary or estate.

ARTICLE VII.  GENERAL PROVISIONS

Section 7.01.  Administration.

  The Committee shall administer and interpret the Plan and supervise preparation of Participant elections, forms, and any amendments thereto.  If at any time the Committee shall not be in existence, then all determinations affecting Participants who are subject to Section 16 of the Securities Exchange Act of 1934 shall be made by the full Board, and all determinations affecting other Participants shall be made by the full Board or an officer appointed by the Board.  The Committee may, in its discretion, delegate any or all of its authority and responsibility.  To the extent of any such delegation, any references herein to the Committee shall be deemed references to such delegee. Interpretation of the Plan shall be within the sole discretion of the Committee and shall be final and binding upon each Participant and Beneficiary.  The Committee may adopt and modify rules and regulations relating to the Plan as it deems necessary or advisable for the administration of the Plan.  If any delegee of the Committee shall also be an eligible Participant or Beneficiary, any determinations affecting the delegee’s participation in the Plan shall be made by the Committee.

Section 7.02.  Claims Procedures.

(a)            If a Participant, Spouse or Beneficiary (the “claimant”) believes that he is entitled to a benefit under the Plan that is not provided, the claimant or his or her legal representative shall file a written claim for such benefit with the Committee no later than ninety (90) days after the first payment is made (or should have been made) in accordance with the terms of the Plan or under Regulations issued by the Secretary of the Treasury under Code Section 409A.  If the Committee denies the claim, it shall deliver to the claimant, within one hundred thirty-five (135) days of the date the first payment to the Participant was made (or should have been made) in accordance with the terms of the Plan or under Regulations issued by the Secretary of the Treasury under Code Section 409A, a written notice to the claimant of such denial.  The written notice shall include the specific reason(s) for the denial; reference to specific Plan provisions upon which the denial is based; a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and a description of the Plan’s review procedures (as set forth in subsection (b)) and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under section 502(a) of ERISA following an adverse determination upon review.

(b)            The claimant has the right to appeal the Committee’s decision by filing a written appeal with the Committee.  Notice of the appeal must be received by the Committee no later than one hundred eighty (180) days after the first payment is made (or should have been made) in accordance with the terms of the Plan or under Regulations issued by the Secretary of the Treasury under Code Section 409A.  The claimant will have the opportunity, upon request and free of charge, to have reasonable access to and copies of all documents, records and other information relevant to the claimant’s appeal.  The claimant may submit written comments, documents, records and other information relating to his or her claim with the appeal.  The Committee will review all comments, documents, records and other information submitted by the claimant relating to the claim, regardless of whether such information was submitted or considered in the initial claim determination.  The Committee shall make a determination on the appeal within sixty (60) days after receiving the claimant’s written appeal; provided that the Committee may determine that an additional sixty (60)-day extension is necessary due to circumstances beyond the Committee’s control, in which event the Committee shall notify the claimant prior to the end of the initial period that an extension is needed, the reason therefore and the date by which the Committee expects to render a decision. If the claimant’s appeal is denied in whole or part, the Committee shall provide written notice to the claimant of such denial.  The written notice shall include the specific reason(s) for the denial; reference to specific Plan provisions upon which the denial is based; a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the claimant’s claim; and a statement of the claimant’s right to bring a civil action under section 502(a) of ERISA.

(c)            Notwithstanding anything in the Plan to the contrary, and as a condition of participating in the Plan, a Participant agrees, on behalf of the Participant and all persons or entities that may claim through the Participant, that (1) any claim for benefits or other legal action or legal proceeding concerning the Plan may be brought more than one (1) year after the later of (A) the last date on which the act or omission giving rise to the claim, legal action or other legal proceeding occurred, or (B) the date the individual or entity bringing such claim, legal action or other legal proceeding had knowledge (or reasonably should have had knowledge) of the act or omission, and (2) that any legal action or legal proceeding concerning the Plan may only be heard in a “bench” trial and that any right to a jury trial is waived.

Section 7.03.  Participant Rights Unsecured.

(a)            The right of a Participant or his or her Beneficiary to receive a distribution hereunder shall be an unsecured claim, and neither the Participant nor any Beneficiary shall have any rights in or against any amount credited to his or her Account or any other specific assets of the Company or an Affiliate. The right of a Participant or Beneficiary to the payment of benefits under this Plan shall not be assigned, encumbered, or transferred, except by will or the laws of descent and distribution. The rights of a Participant hereunder are exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.

(b)            The Company may set aside assets in the Trust or authorize the creation of another trust or other arrangements to assist in meeting the obligations created under the Plan, subject to the restrictions on funding imposed on such trusts by Code § 409A(b)(3).  However, any liability to any person with respect to the Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan.  No obligation of the Company or an Affiliate shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company or an Affiliate.  Nothing contained in this Plan and no action taken pursuant to its terms shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company or an Affiliate and any  Participant or Beneficiary, or any other person.

Section 7.04.  Tax Withholding.  The Participant shall pay or make arrangements satisfactory to the Committee regarding the payment or withholding of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount.  In addition, if prior to the date of distribution of any amount hereunder, the Federal Insurance Contributions Act (FICA) tax imposed under Code Sections 3101, 3121(a) and 3121(v)(2), where applicable, becomes due, the Company may direct that the Participant’s benefit be reduced by an Actuarially Equivalent amount to reflect the amount needed to pay the Participant’s portion of such tax.

Section 7.05.  Amendment or Termination of Plan.

(a)            There shall be no time limit on the duration of the Plan.

(b)            Except as otherwise limited pursuant to Section 6.02, the Board may at any time amend the Plan, including but not limited to modifying the terms and conditions applicable to (or otherwise eliminating) benefit accruals on or after the Amendment Date (as defined in Section 6.02); provided, however, that no amendment or termination may reduce or eliminate any benefit accrued to the date of such amendment.

(c)            Subject to Section 6.02, the Board may terminate the Plan in accordance with and subject to the following provisions. Upon termination of the Plan, future accrual of benefits shall cease.

(1)            The Board terminates the Plan within twelve (12) months of a corporate dissolution taxed under Code Section 331, or with the approval of a bankruptcy court pursuant to 11 U.S.C. §503(b)(1)(A),  and  the amounts accrued under the Plan but not yet paid are distributed to the Participants, Spouses or beneficiaries, as applicable, in a single sum payment, regardless of any distribution election then in effect, by the latest of: (A) the last day of the calendar year in which the Plan termination and liquidation occurs, (B) the last day of the calendar year in which the amount is no longer subject to a substantial risk of forfeiture, or (C) the last day of the first calendar year in which payment is administratively practicable.

(2)            The Board terminates the Plan at any time during the period that begins thirty (30) days prior and ends twelve (12)

months following a Change of Control Event (as defined for purposes of Code Section 409A), provided that all arrangements required to be aggregated with this Plan under Code Section 409A are terminated and liquidated with respect to each Participant that experienced the Change in Control Event, so that all participants under similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within twelve (12) months of the date of termination of the arrangements.

(3)            The Board terminates the Plan at any other time, provided that such termination does not occur proximate to a downturn in the financial health of the Company or an Affiliate. In such event, all amounts accrued under the Plan but not yet paid will be distributed to all Participants, Spouses or beneficiaries, as applicable, in a single sum payment no earlier than twelve (12) months (and no later than twenty-four (24) months) after the date of termination, regardless of any distribution election then in effect. This provision shall not be effective unless all other plans required to be aggregated with this Plan under Code Section 409A are also terminated and liquidated. Notwithstanding the foregoing, any payment that would otherwise be paid during the twelve (12)-month period beginning on the Plan termination date pursuant to the terms of the Plan shall be paid in accordance with such terms. In addition, the Company or any Affiliate shall be prohibited from adopting a similar arrangement within three (3) years following the date of the Plan’s termination, unless any individual who was a Participant under this Plan is excluded from participating thereunder for such three (3) year period.

(4)            Except as provided in Paragraphs (1), (2) and (3) above or as otherwise permitted in regulations promulgated by the

Secretary of the Treasury under Code Section 409A, any action that purports to terminate the Plan shall instead be construed as an amendment to discontinue further benefit accruals, but the Plan will continue to operate, in accordance with its terms as from time to time amended in accordance with Sections 6.02 and 7.05, and in accordance with applicable Participant elections, with respect to the Participant’s benefit accrued through the date of termination, and in no event shall any such action purporting to terminate the Plan form the basis for accelerating distributions to Participants and Beneficiaries.

(5)            If single sum payments are made in accordance with this Section 7.05, the single sum distribution amount applicable to Participant’s Pension Restoration Benefit and Supplemental Retirement Benefit shall be determined in accordance with Sections 3.03 and 4.04 as if the date on which the Plan will make the single sum distributions is the Calculation Date (and the single sum distribution amount attributable to the Participant’s Special Defined Contribution Credits will be equal to the value of the Participant’s account immediately prior to distribution).

Section 7.06.  Administrative Expenses.  Costs of establishing and administering the Plan will be paid by the Company and its Affiliates.

Section 7.07.  Effect on Other Employee Benefit Plans.  Benefits accrued by a Participant under this Plan shall not be considered “compensation” for the purpose of computing benefits under any employee benefit plan maintained by the Company or an Affiliate.

Section 7.08.  Successor and Assigns.  Plan shall be binding upon and inure to the benefit of the Company and its Affiliates, their successors and assigns and the Participants and their heirs, executors, administrators, and legal representatives.

Section 7.09.  Additional Section 409A Provisions.

(a)            Accelerated Distribution Following Section 409A Failure.  If an amount under this Plan is required to be included in a Participant’s income under Code Section 409A prior to the date such amount is actually distributed, the Participant shall receive a distribution, in a lump sum, within ninety (90) days after the date it is finally determined that the Plan fails to meet the requirements of Code Section 409A.  The distribution shall equal the amount required to be included in the Participant’s income as a result of such failure.

(b)            Permitted Delay in Payment.  If a distribution required under the terms of this Plan would jeopardize the ability of the Company or of an Affiliate to continue as a going concern, the Company or the Affiliate shall not be required to make such distribution.  Rather, the distribution shall be delayed until the first date that making the distribution does not jeopardize the ability of the Company or of an Affiliate to continue as a going concern.  Further, if any distribution pursuant to the Plan will violate the terms of Section 16(b) of the Securities Exchange Act of 1934 or other Federal securities laws, or any other applicable law, then the distribution shall be delayed until the earliest date on which making the distribution will not violate such law.

(c)            Compliance With Section 409A Transition Rules.  With respect to a Participant whose benefit is paid or commences to be paid on or before December 31, 2008, taking into account the required six month delay in the payment commencement date under Code Section 409A(a)(2)(B), the form and time of distribution applicable to the Participant shall be determined in accordance with the terms of the Plan as in effect on March 31, 2008, i.e., in accordance with the Internal Revenue Service transition rules under Code Section 409A, the April 1, 2008 amendment and restatement of the Plan shall not affect the form and time of distribution for a Participant whose benefit is paid (or commences to be paid) in 2008.

Section 7.10.  Offset.

The Company shall have the right to offset, without the requirement of obtaining the consent of the Participant (or his Spouse or Beneficiary, in the event of the Participant’s death),

from the benefits payable hereunder any amount (up to the maximum amount that may be deducted without violating Code Section 409A) that the Participant owes to the Company or any Affiliate.

INTEGRYS ENERGY GROUP, INC.

By:______________________________

Title:______________________________

Date:______________________________